Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 is entered into effective as of December 21, 2022 by and between Steven Madden, Ltd., a Delaware Corporation (the “Company”) and Awadhesh Sinha (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of December 27, 2019 (the “Original Agreement”); and

WHEREAS, the Original Agreement was amended on February 25, 2021 (the “First Amendment” and collectively with the Original Agreement, the “Employment Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Employment Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Subsection 1(ii) of the Amendment is hereby deleted in its entirety and replaced with the following:

Effective January 1, 2023, your title shall change to “Executive Vice President of Operations” and you shall perform executive-level duties as reasonably assigned by the Chief Executive Officer of the Company. This role shall be part-time, approximately 2-3 days per week (50%).

2. Subsection 4.1(iv) of the Employment Agreement (Base Salary) is hereby amended as follows:

For the calendar year 2023, Four Hundred Thousand Dollars ($400,000).

3. The last sentence of Section 4.4 of the Employment Agreement (Performance Bonus) is hereby deleted in its entirety and replaced with the following:

You shall be eligible to receive an annual performance bonus for 2023 in an amount to be determined by the Company in its absolute discretion. Such bonus, net of any deductions required to be withheld by any applicable laws and regulations, shall be payable on or about March 15th of the following year.

4. Except as hereinabove modified, the parties shall continue to be bound by all of the terms and provisions of the Employment Agreement, and in all other respects, the Employment Agreement, as amended hereby, shall remain in full force and effect in accordance with the terms thereof. A copy of this Amendment No. 2 signed electronically by .pdf shall be deemed an original.

STEVEN MADDEN, LTD.

Signature:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld, CEO

EXECUTIVE

Counter-signature:	/s/ Awadhesh Sinha
Awadhesh Sinha